Exhibit 16.1


March 11, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561


Dear Sirs/Madams:

We have read Item 4.01 of Trimedyne, Inc.'s Form 8-K dated March 10, 2008, and have the following comments:

     1.   We agree with the statements made in paragraphs (a)(ii), (a)(iii),
          (a)(iv) and (a)(v).
     2. We have no basis on which to agree or disagree with the statements made in paragraphs (a)(i) or (b).




Yours Truly,

/s/ KMJ Corbin & Company LLP

                                        4